Exhibit 99.2

105 Carnegie Center

Princeton, NJ 08540

Contact:            Richard Ramlall, SVP of Strategic and External Affairs, 609-734-3772

RCN CORPORATION TRADING ON THE

NASDAQ NATIONAL MARKET UNDER SYMBOL RCNI

PRINCETON, NJ, March 21, 2005 — RCN Corporation (NASDAQ: RCNI) announced today that shares of its common stock have begun trading on The Nasdaq National Market under the ticker symbol RCNI.

RCN, the nation’s first single source provider of bundled telephone, cable and high-speed internet services, provides more choice in telecommunications services to customers in the Boston, New York, Eastern Pennsylvania, Chicago, San Francisco, Los Angeles and Washington, D.C metropolitan markets over its own fiber-rich network.

The company’s listing on the Nasdaq follows RCN recent events, such as a strengthened balance sheet, a new and experienced senior management team led by President and CEO Peter Aquino, and a newly constituted Board of Directors headed by Chairman James F. Mooney. RCN also continues its trend-setting history of providing innovative services, such as WebWatch, its remote home monitoring solution, and MegaModem Mach10SM,, the fastest residential cable modem.

“We’re extremely excited about our listing on The Nasdaq National Market,” said RCN President and CEO Aquino. “Our listing enhances our market exposure and increases our visibility to a broad spectrum of investors.”

About RCN Corporation

RCN Corporation, http://www.rcn.com, is the nation’s first and largest facilities-based competitive provider of bundled phone, cable and high speed internet services delivered over its own fiber-optic local network to consumers in the most densely populated markets in the U.S. RCN provides service in the Boston, New York, Eastern Pennsylvania, Washington, D.C., Chicago, San Francisco and Los Angeles metropolitan markets.

RCN Forward-Looking Statements

This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.

###